SYSTEMAX INC.

2005 Employee Stock Purchase Plan

1.

Purpose. The purpose of the Systemax Inc. 2005 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Systemax Inc. (the “Company”) or a Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Two million (2,000,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

2.

Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has the authority to make rules and regulations for the administration of the Plan, in its sole discretion, and its interpretations and decisions with regard thereto shall be final and conclusive. If no person is appointed as the Administrator, then the Compensation Committee of the Board (or, as determined by the Compensation Committee, a subcommittee thereof) shall be the Administrator of the Plan. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

3.

Offerings. The Company will make one or more offerings to Eligible Employees (as defined below) to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on the Effective Date and will end on the following September 30 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after the first day of each calendar quarter (October 1, January 1, April 1, July 1) and will end on the last business day occurring on or before the end of each calendar quarter (December 31, March 31, June 30, September 30, respectively). The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 12 months in duration or overlap any other Offering.

4.

Eligibility. Each individual classified as an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) by the Company or a Designated Subsidiary on the Company’s or the Designated Subsidiary’s payroll records during the relevant participation period (each an “Eligible Employee”) is eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) he or she has been an employee for at least one (1) year and is customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week .

5.	Participation.

          (a) Any Eligible Employee may elect to become a Participant by submitting an enrollment form to the designated representative of the Company’s human resources department at least one (1) week before the applicable Offering Date (or such other deadline as shall be established by the Administrator for the Offering). The form will (i) state a whole percentage at a minimum of one percent (1%) and a maximum of ten percent (10%) to be deducted from his Compensation (as defined in Section 11) per pay period, (ii) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (iii) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate.

          (b) Except as provided elsewhere in the Plan, a Participant’s election to participate in the Plan and payroll deduction election shall continue in effect until the Participant withdraws from the Plan or terminates employment.

          (c) All Participants shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5).

          (d) In accordance with Section 423(b)(8) of the Code, the Administrator may reduce a Participant’s payroll deductions, but not below zero percent (0%), at any time during an Offering.

          6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least one (1) week before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

           7. Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to the designated representative of the Company’s human resources department. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 5.

           8. Grant of Options. On each Offering Date, the Company will grant to each Participant an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the Applicable Percentage (as defined in Section 11) of the lesser of the Fair Market Value of the Common Stock on the Grant Date or the Exercise Date; provided, however, that the Administrator may determine in advance of an Offering to use solely the Grant Date or the Exercise Date for such determination, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be the Applicable Percentage of the lesser of the Fair Market Value of the Common Stock on the Grant Date or the Exercise Date.

           Notwithstanding the foregoing, no employee may be granted an Option hereunder if such employee, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply to determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied by taking Options into account in the order in which they were granted. The Administrator also has the right to impose an overall limit on the number of shares issued in any offering period.

           9. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the employee promptly.

           10. Issuance of Certificates; Transfer of Shares. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose. No Participant (or joint tenant or nominee) may sell, pledge or otherwise transfer the shares of Common Stock acquired by the Participant under the Plan until the expiration of the applicable Holding Period, except as permitted under Offering terms or rules adopted by the Administrator or for transfers to the estate or beneficiaries of deceased Participants (in which case such transferees shall be bound by this restriction). Certificates representing shares of Common Stock purchased under the Plan shall bear appropriate legends and be subject to appropriate stop transfer orders to reflect this restriction. Shares purchased under the Plan are non-forfeitable.

          11. Definitions.

          (a) The term “Applicable Percentage” means 95% (or such other percentage, not below 85%, as may be determined by the Administrator in advance of an Offering).

          (b) The term “Compensation” means the amount of base pay prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

          (c) The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by stockholders.

          (d) The term “Effective Date” means January 1, 2006.

          (e) The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is traded on a national securities exchange or other primary trading market, the Fair Market Value of the Common Stock will equal the closing sales price as reported on the principal exchange or market for the Common Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

          (f) The term “Holding Period” means one year, or such other period of time as may be established by the Administrator, following the Exercise Date during which the Common Stock acquired pursuant to the Plan may not be sold, pledged or otherwise transferred by the Participant. The Holding Period may be changed by the Administrator with respect to any Offering and may apply to all or a designated portion of the shares of Common Stock purchased by each Participant in the Offering, subject to Section 5.

          (g) The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

          (h) The term “Participant” means an Eligible Employee who has complied with the provisions of Section 5.

          (i) The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

           12. Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Designated Subsidiary or ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract (including under the policy pursuant to which the leave of absence was granted) or if the Administrator otherwise provides in writing.

           13. Special Rules. Notwithstanding anything herein to the contrary, the Board or the Administrator may in its discretion amend or vary the terms of the Plan, establish one or more sub-plans or adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Board or Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

           14. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

           15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

           16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

           17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

           18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

           19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

           20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

           21. Governmental Regulations; Applicable Law. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

           22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

           23. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

           24. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option or one year after the Exercise Date pursuant to which such shares were purchased.

           25. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares shall comply with all applicable provisions of law, whether domestic or foreign, including without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 as amended, the rules and regulations of the Securities and Exchange Commission and the requirements of any stock exchange or automated quotation system upon which the shares of stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law.

           26. Effective Date and Approval of Shareholders. The terms of the Plan were adopted by the Board of Directors on March 30, 2005 and shall take effect on the Effective Date, subject to approval, in accordance with applicable state law, by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present.

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